Exhibit 99.2

NCR CORPORATION
Customer Number: ____________
(For NCR Use)

NCR MASTER
SOLUTIONS AGREEMENT

This Agreement between Thunderball Entertainment, Inc. (“you”), a Nevada corporation with its chief executive office located at 800 Nicollet Mall, Suite 2690, Minneapolis, MN 55402, and NCR CORPORATION (“NCR”), 1700 SOUTH PATTERSON BLVD., DAYTON, OH 45479, is effective as of June 8, 2005.

1.SCOPE

This Agreement applies to Products which you acquire from NCR either directly or indirectly (e.g., through a leasing company or other intermediary) for your internal business use. This Agreement does not authorize you to acquire Products for resale or redistribution. The foregoing does not prohibit you from placing Products at third party locations for third party use pursuant to an Order (as defined below), provided you retain title to the Equipment and do not sublicense the Software. “Products” include:

•	Equipment, which means units of hardware and peripheral apparatus;
•	Services, which means Professional Services, Maintenance Services, software support services, and any other services which NCR may perform for you;
•	Software, which means generally available computer programs and, for the purposes of Sections 2.2 and 4.0, Deliverables in the form of computer programs;
•
Deliverables, which means specified tangible items (e.g., on magnetic media or paper) or items that can be reduced automatically to tangible form (e.g., digital files sent electronically) that NCR creates for you in the course of providing Professional Services, but does not mean Equipment, Software (except as noted above) or Supplies; and

•	Supplies, which means consumables such as paper products, ribbons, ink cartridges and the like.

By itself, this Agreement does not constitute an obligation to acquire or provide Products; a binding obligation will only be created when the parties additionally sign a written document such as a purchase order, Addendum, or Statement of Work (“SOW”) (together, either collectively or individually, with this Agreement, referred to as an “Order”). Each Order stands alone, serves as the complete, integrated agreement for the Products ordered under it, and replaces all other oral or written communications regarding those Products. An Order may be changed only by written agreement, and does not include any preprinted terms or conditions not agreed upon in writing by both parties. To the extent an Order is inconsistent with the terms of this Agreement with respect to Products, the terms of the Order shall govern. Either you or NCR may terminate the Agreement by providing thirty days written notice, but termination will not end either party’s obligations under accepted Orders.

2.PRODUCTS

2.1 Professional Services & Deliverables
You may acquire Professional Services such as consulting, research and program design services from NCR through an SOW, which may also identify specific items as Deliverables. NCR grants you a nontransferable, nonexclusive, perpetual, worldwide license to use non-software Deliverables but not for the benefit of any third party. NCR is free, with no right of accounting, to create similar Deliverables and perform similar Services for itself and others, provided that it does not disclose your Confidential Information or incorporate your trademarks. Notwithstanding the foregoing, NCR may grant you an exclusive right to acquire the Products for a defined period as set forth in an Order. Deliverables NCR obtains from third parties are subject to any terms imposed by those suppliers. All licenses and rights related to an Order that NCR grants are conditioned upon your payment in full of undisputed amounts and compliance with all terms in such Order.

2.2 Software License
Conditioned on your payment in full of applicable license fees, NCR grants you a non-transferable, non-exclusive license to use Software (but not Diagnostic Tools) for internal use only. Software bearing the logo or copyright notice of a third party is subject to the third party’s license terms. Unless otherwise specified in the Order, you may use Software only in object code form, unless NCR provides it in source code form, on a single processing unit (e.g., on a per-kiosk basis) of the class and model for which you originally licensed it. You may modify provided source code to meet your business requirements, but (a) you may not distribute, license, or transfer the modifications to any third party; (b) the modifications do not create any ownership or other intellectual property right in or to the Software on your behalf; and (c) NCR will not be responsible for Product failures or errors resulting from the modifications, and you will indemnify and hold NCR harmless from any related loss or damage. You may not copy, transfer, disclose, sublicense or distribute Software to any third party or use it other than as allowed by the Order. You may transfer Software to your affiliates who agree to be bound by the Order and you may make a reasonable number of backup copies. You may transfer Software installed on a piece of Equipment to a third party along with that Equipment, as long as the third party agrees to the terms of the Order and pays any re-license fees that NCR may assess. You will retain copyright notices and proprietary legends on all copies of Software. Software remains the property of NCR or its licensors. You will not take any steps (e.g., reverse assembly or reverse compilation) to derive a source code equivalent of Software.

2.3 Diagnostic Tools
In providing Products, NCR may include computer programs, data, documentation, and other material that NCR uses solely to diagnose the operation of Products (“Diagnostic Tools”). Diagnostic Tools are the confidential intellectual property of NCR and are not licensed or transferred to you. They may not be copied or used by anyone other than NCR without NCR's written consent. NCR may remove or change Diagnostic Tools without notice. DIAGNOSTIC TOOLS ARE PROVIDED “AS IS.”

2.4 Delivery, Title & Risk of Loss
NCR will make commercially reasonable efforts to deliver Products to the location you specify by the delivery date(s) in an Order. Title to Products (other than Software and Deliverables licensed to you) and risk of loss pass to you and delivery occurs when NCR has tendered the Products to: (a) the applicable shipping agent (either selected by you as specified on the Order or selected by NCR) for delivery to you or your agent; or (b), if you request NCR to store Products for you, the applicable storage facility. However, if you and NCR sign a Purchase Order Assignment as part of a leasing transaction, the terms of such Purchase Order Assignment will prevail over the terms of this Agreement with respect to the passage of title to Products (other than Software and Deliverables licensed to you) subject to such leasing transaction.

2.5 Warranty, Maintenance & Other Services
During the term of a warranty, NCR will provide standard warranty service in accordance with the Order and NCR’s warranty policies provided to you. Warranty upgrades may be available and will be governed by the Order. NCR will provide other Services, such as installation and maintenance services, as set out in an Order.

2.6 Your Product Obligations
Successful Product implementation depends on your knowledgeable selection and operation of the Products and your reasonable cooperation with NCR. Unless otherwise agreed in an Order, your obligations include: (a) determining whether the Products as warranted will meet your requirements; (b) providing back-up equipment and services; (c) giving NCR requested information reasonably relevant to your use of the Products; (d) obtaining necessary governmental permits and consents for your use of the Products; (e) providing and maintaining an operating environment that conforms to published specifications and documentation for the Products provided to you by NCR; (f) implementing and operating Products and any Software updates provided; and (g) testing and operating Software.

2.7 Data
You are responsible for data used in connection with a Product. Your responsibilities include determining whether any privacy laws, regulations or duties apply to the data. You warrant that to the best of your knowledge there is no restriction on the processing or use of the data in connection with Products, and NCR will have no liability to you or any other person arising from NCR’s violation of any restriction on the processing or use of such data while performing in accordance with an Order.

3.PRICING, PAYMENTS AND FINANCIAL SECURITY

3.1 Prices & Payments
Unless otherwise agreed in an Order, Services will be provided on a time and materials basis, and NCR will invoice for Services and Deliverables monthly. You will pay NCR’s reasonable travel and living expenses associated with providing Services as agreed by the parties. Equipment, Software and Supplies will be invoiced on shipment, unless NCR stores such Products for you, in which case NCR will invoice you when storage begins. Prices do not include, and you will pay, applicable freight, installation and distribution charges, as provided in an Order. Prices do not include, and you will pay, any sales, use and like taxes, other than taxes on NCR’s net income. Additionally, if NCR stores Products at your request, you will pay applicable storage fees. NCR may change its prices and rates at any time; however, price and rate changes will not affect Orders accepted prior to the effective date of the change. Unless otherwise provided in an Order, if you cancel or delay delivery, you will pay NCR’s invoice for applicable cancellation or delay charges as provided in such Order. Payments are due upon your receipt of invoice. NCR will be entitled to late fees for payments not received within 30 days after the date of the invoice, at the rate of up to 1.5 percent per month, not to exceed any limit imposed by law.

3.2 Payment Security
You grant NCR a purchase money security interest in ordered Products and will sign and provide, or authorize NCR to sign if such authorization is legally required, a financing statement that NCR may file to perfect its security interest. NCR may make its acceptance of Orders conditioned upon acceptable credit and payment arrangements. Your failure to pay for Products as required by an Order will entitle NCR to suspend shipment of Products, suspend Services, and reclaim possession of Products for which full payment has not been received. On the occurrence of either party’s bankruptcy or insolvency, all Orders will automatically terminate unless the non-affected party elects to have any such Order continue.

3.3 Leasing
If you choose to lease Products from a third party, you and the third party will execute an NCR-approved Purchase Order Assignment to permit NCR to sell the Products and issue invoices directly to the third party. If you do not submit a fully executed Purchase Order Assignment to NCR prior to the first shipment of Products under an Order, NCR may (i) refuse to consent to such assignment and require payment in full in accordance with this Agreement, or (ii) condition its consent on receipt of additional documents and fees.

4.CONFIDENTIALITY

4.1  Confidential Information
"Confidential Information" is proprietary information disclosed by one party to the other, related to the subject of an Order. Confidential Information disclosed in documents or other tangible form must be marked as confidential at the time of disclosure. Confidential Information in oral or other intangible form must be identified as confidential at the time of disclosure, and summarized in tangible form marked as confidential and delivered to the recipient within 10 days after disclosure. Confidential Information does not include information that is or becomes available without restriction to the recipient or another through no wrongful act. Software in human-readable form (e.g., source code), NCR’s Logical Data Models and your data values stored in computers will be considered Confidential Information whether or not marked as such.

4.2  Obligation & Duration
Each party will take all commercially reasonable steps to prevent the disclosure of the other’s Confidential Information to third parties and employees who do not have a need to know the Confidential Information, but may disclose it to the extent compelled by process of law. Except as expressly stated in the Order, all Confidential Information remains the disclosing party’s property. Upon the disclosing party’s request, all Confidential Information (other than materials that have been licensed to the recipient) will be destroyed or returned to the disclosing party. Unless otherwise agreed in an Order, all confidentiality obligations under an Order will end three years after the date of first disclosure, except that those with respect to software in human readable form, your data values and NCR’s Logical Data Models will continue indefinitely.

4.3 Order Confidentiality; Customer/Vendor References
Except as required by law, the parties will keep confidential the terms and conditions of Orders, including pricing. However, without revealing any specific terms of an Order, you may disclose that NCR is your vendor and NCR may disclose that you are an NCR customer, the Products you have purchased under an Order, the value of the Order and a general description of your intended use of those Products. At NCR's request you may choose to participate in mutually agreed upon NCR marketing activities, including participating in and providing quotes for inclusion in press releases, participating in NCR print and television advertisements, discussions with the media and business analysts, speaking at NCR and industry events, acting as a reference site for prospective NCR customers, participating with NCR on industry award nominations and allowing NCR to document a case study of your use of NCR Products.

4.4 Subcontractors and Consultants
Either party may disclose Confidential Information to its majority-owned subsidiaries who agree to the terms of the Order, and to its subcontractor employees who agree in writing to confidentiality obligations consistent with this Agreement. You may also disclose Confidential Information to your consultants solely to further your internal business purposes, provided they agree in writing to be bound by the terms of the Order, including its intellectual property and confidentiality provisions. NCR will be an intended third party beneficiary of any such agreement, and will have the right to directly enforce it.

5.WARRANTIES AND INDEMNITY

5.1 General Warranty
The parties represent and warrant that each has the right and authority to enter into this Agreement, the full power and authority to grant the rights granted by this Agreement, and that entering into and carry out the terms and conditions of this Agreement will not violate or constitute a breach of any binding obligation. The parties represent and warrant that each will comply with all applicable international, federal, state and local laws (and all corresponding regulations/directives) that govern its conduct in connection with performance under this Agreement.

NCR warrants that: (a) Services will be provided in a professional manner consistent with industry standards and NCR policies by trained and experienced personnel; (b) Deliverables will substantially conform to the specifications included in an Order; (c) except for NCR's purchase money security interest, title to Equipment and Supplies will be clear at time of delivery; (d) Equipment, Supplies and Software media will be free from defects in material and workmanship; and (e) Equipment, Supplies and Software will substantially conform to published documentation delivered with them.

5.2 Warranty Period
Unless otherwise specified in an Order, the warranty period for Equipment is 90 days from the date of delivery; for Software, Deliverables, and Supplies is 30 days from the date of delivery; and for Services is 30 days from the date of performance. In the event that NCR procures hardware, software or other items related to its delivery of the Products, NCR will, if and to the extent permitted under the purchase agreement with the manufacture(s) and/or licensor(s), pass through and hereby assigns to you all warranties provided by the manufacturer(s) and/or licensor(s) of such items.

5.3 Warranty Remedies
If, during the warranty period, a Product does not conform to its warranty and you provide NCR with notice of such nonconformance, NCR will repair or replace nonconforming components or otherwise correct the nonconformity in accordance with its standard warranty service terms as provided to you and the applicable Order. If, for any reason, NCR does not conform a Product to its warranty within a reasonable time after notice, then you may accept it as is without further recourse or you may, after written notice, return it and NCR will refund the amount it was paid for that Product. If NCR does not perform Services as warranted and you provide prompt notice, NCR will use its best efforts to reperform them. If NCR is unable to reperform Services as warranted within a reasonable time, you may obtain a refund of your payments to NCR for those Services. A refund for an annuity Order for Services will not exceed your advance payment to NCR for the then-current annual billing period. THESE ARE YOUR SOLE AND EXCLUSIVE WARRANTY REMEDIES.

5.4 Defense of Infringement Claims
NCR will defend, at its expense, any claim or suit brought against you alleging that a Product infringes a patent, copyright or trade secret and will pay all costs and damages finally awarded as a result thereof, if you promptly notify NCR of the claim and give NCR reasonably requested information and cooperation and sole authority to defend and settle the claim. In handling the claim, NCR may obtain for you the right to continue using the Product or replace or modify it so that it becomes non-infringing. If NCR is unable to reasonably secure those remedies, and if you must discontinue use of the infringing Product, as a last resort NCR will refund, on a five-year, straight-line, depreciated basis, the purchase price for infringing Equipment and license fees paid for infringing Software. NCR is not obligated to indemnify you if the alleged infringement arises from the use of a Product in connection with goods or services not furnished by NCR, NCR's compliance with your designs, specifications or instructions, or modifications by anyone other than NCR or its subcontractors. This Section 5.4 states NCR's entire liability for claims of infringement or misuse of intellectual property.

5.5 Exclusions
Equipment may include used components, which are warranted to function equivalent to new. Problems not covered by NCR’s warranties or maintenance agreements include those resulting from: unauthorized alterations or attachments; negligence, abuse or misuse, including failure to operate the Product in accordance with specifications or interface requirements; improper handling; failure of goods or services not obtained from NCR or not subject to a then-effective NCR warranty or maintenance agreement; improper use or storage of Supplies; and, fire, water, acts of God or other catastrophic events. NCR makes no warranty that data or analysis is correct or accurate or that a Product will yield any specific business result, even if an expected business result is identified in an Order. NCR does not warrant that Products will operate uninterrupted or error free, or that all deficiencies, errors, defects or nonconformities will be corrected. Unless otherwise agreed to in writing, NCR will have no liability for failure to deliver Products by dates set forth in an Order. EXCEPT AS OTHERWISE STATED HEREIN OR AGREED UPON IN AN ORDER, THERE ARE NO WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED. THERE ARE NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.MUTUAL LIABILITY LIMITATIONS AND EXCLUSIONS

NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, OR FOR LOSS OF PROFITS, REVENUE, TIME, OPPORTUNITY OR DATA, WHETHER IN AN ACTION IN CONTRACT, TORT, PRODUCT LIABILITY, STATUTE, EQUITY OR OTHERWISE. NEITHER PARTY WILL BE CUMULATIVELY LIABLE TO THE OTHER FOR ANY AMOUNT GREATER THAN THE PURCHASE PRICE, FEES AND CHARGES SET FORTH IN THE APPLICABLE ORDER. Notwithstanding the above: (a) a party’s liability for personal injury, including death, will be unlimited to the extent caused by that party’s negligence or willful misconduct; (b) a party’s liability for physical damage to tangible real or personal property will be the amount of direct damages, to the extent caused by that party’s negligence or willful misconduct, up to one million dollars per occurrence; (c) a party’s obligation to indemnify for intellectual property infringement is not limited by this Agreement; and (d) subject to the limitations of Section 7.0 with respect to punitive damages, a party’s liability for violating the other’s intellectual property rights or for intentionally breaching the provisions of Sections 4.0 (Confidentiality) or 2.7 (Data), is not limited by this Agreement. EACH CLAUSE OF THIS SECTION IS SEPARATE FROM THE OTHERS AND FROM THE REMEDY LIMITATIONS AND EXCLUSIONS ELSEWHERE IN THIS AGREEMENT, AND WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF A REMEDY OR TERMINATION OF AN ORDER.

7.DISPUTE RESOLUTION

Any controversy or claim between the parties whether arising under this Agreement or otherwise will be settled by arbitration before a sole arbitrator, who is an attorney and who will be jointly appointed by the parties, under the then current Commercial Arbitration Rules of the American Arbitration Association. If the parties cannot agree on an arbitrator, either party may request the American Arbitration Association to appoint an arbitrator which appointment will be final. The duty and right to arbitrate will extend to any employee, officer, director, shareholder, agent or affiliate of the parties. The decision and award of the arbitrator will be final and binding, and the award so rendered may be entered in any court having jurisdiction thereof. The arbitrator is directed to hear and decide dispositive motions in advance of the hearing on the merits by applying the applicable law. The arbitration will be held in the US headquarters city of the party not initiating the claim. The obligation to arbitrate shall not apply to claims for misuse or infringement of a party’s intellectual property rights. Notwithstanding the foregoing, either party may seek an injunction in court to prevent misuse of its intellectual property pending the appointment of an arbitrator. New York law will govern the interpretation and enforcement of this Agreement; however, the Federal Arbitration Act will govern issues of arbitrability. Neither party may bring a claim more than two years after a cause of action accrues. The arbitrator will enforce the terms of an Order, and will have no authority to award punitive damages or other non-compensatory damages or award damages in excess of the limitations and exclusions set forth in this Agreement or grant relief inconsistent with the terms of an Order.

8.MISCELLANEOUS TERMS

8.1 Non-Waiver; Assignment
Failure to enforce any term in an Order is not a waiver of future enforcement of that or any other term. Other than as expressly stated in an Order, neither party may assign this Agreement, an Order, or rights or obligations under them without written consent from the other, except: (a) either party may assign this Agreement or an Order to a corporate affiliate (provided that your assignment of such Order is subject to NCR’s credit approval and written receipt of the address of the affiliate’s chief executive office); and (b) NCR may use subcontractors or resellers to fulfill some or all obligations. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties’ successors and assigns.

8.2 Severability
If any provision in an Order is held to be illegal, invalid or unenforceable, the provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remaining provisions of the Order will remain in full force and effect.

8.3 Notices
All notices (including requests, consents or waivers) made under this Agreement or any Order will be in writing and delivered by facsimile, electronic mail or other electronic means (in which case the recipient will provide acknowledgment within one business day separately from any machine-generated automatic reply, or by prepaid means providing proof of delivery. Notices are effective upon receipt; provided, however, that notices delivered by electronic mail or other electronic means will not be effective unless the sender receives acknowledgement of receipt from the recipient, which acknowledgement will not include any machine-generated automatic reply. NCR will send notices to you at the address on the face of this Agreement, and you will send notices to NCR at its local district office or other designated address, with an additional copy to: General Counsel/Notices, WHQ-5, NCR Corporation, Dayton, OH 45479; Fax: (937) 445-7214; Email: law.notices@daytonOH.ncr.com. Either party may change its notice address by proper notice.

8.4 Geographic Scope
This Agreement applies only to the United States; NCR will not provide Products or warranty service hereunder outside of the United States. You may not export Products without appropriate approvals from the United States and foreign governments.

8.5 Force Majeure
Except for your obligations to make payments in accordance with the terms of an Order, neither party is liable for failing to fulfill its obligations due to acts of God or government, civil commotion, military authority, war, riots, strikes, fire, or other causes beyond its reasonable control.

8.6 No Third-Party Beneficiaries

NCR and you intend that this Agreement will not benefit or create any right or cause of action in or on behalf of any person or entity other than the parties hereto.

8.7 Survival
Terms intended by the parties to survive termination of an Order will survive such termination. By way of example and without restricting the foregoing, Sections 4, 5, 6 and 7 shall survive the termination of this Agreement or any Order hereunder.

Agreed and Accepted

You	NCR Corporation
By: /s/ Ronald Eibensteiner____________________________________	By: /s/ Dan Bogan______________________________________________
Printed: ____________________________________________________	Printed: ______________________________________________________
Title: ______________________________________________________	Title: ________________________________________________________
Date: ______________________________________________________	Date: ________________________________________________________